UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

July 7, 2016

Date of Report (date of earliest event reported)

Sigma Designs, Inc.

(Exact name of Registrant as specified in its charter)

California	001-32207	94-2848099
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

47467 Fremont Blvd.

Fremont, California 94538

(Address of principal executive offices)

(510) 897-0200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 7, 2016, the Compensation Committee (the “Committee”) of the Board of Directors of Sigma Designs, Inc. (the “Company”) completed a review of the Company’s executive officer compensation policies and programs for fiscal 2017. This review consisted, among other things, of a review of the Company’s executive officer compensation philosophy, pay practices, the implementation of an executive incentive compensation plan, a review of market comparable data and the use of an independent compensation consultant.

In connection with this review, the Committee approved the following changes to the Company’s executive officers’ annual base salaries:

●	For our President and Chief Executive Officer, annual base salary was changed from $375,400 to $394,200, a five percent (5%) increase;

●	For our Chief Financial Officer, annual base salary was changed from $283,300 to $300,000, a six percent (6%) increase; and

●	For our Senior Vice President, Chief Marketing and Sales Officer, annual base salary was changed from $279,200 to $287,6000, a three percent (3%) increase.

The Committee also approved a Fiscal 2017 Executive Officer Bonus Plan (the “Bonus Plan”), in which each of the Company’s executive officers is eligible to participate. The material terms of the Bonus Plan are as follows:

●

Annual bonuses are earned and paid based on achievement against annual goals. The specific annual goals are based on achieving or exceeding certain financial performance targets, as well as individual performance metrics specific to the executive’s role within the Company. These targets are designed to reinforce a pay-for-performance culture at the Company. At the time the Committee established these objectives, it believed the targets were challenging but achievable based on its review of the company’s operating plan and its assessment of the general economic environment.

●	Payouts under the Bonus Plan will be based on the level of attainment of the specified objectives.

●	For the Company’s Chief Executive Officer, the total target cash bonus amount is 85% of base salary, or $335,000.

●	For the Company’s Chief Financial Officer, the total target bonus amount is 50% of base salary, or $150,000.

●	For the Company’s Senior Vice President, Chief Marketing and Sales Officer, the total target bonus amount is 45% of base salary, or $129,400.

On July 7, 2016, the Committee also approved equity incentive awards to the Company’s executive officers to align their interest with those of the Company’s shareholders and as an incentive to help retain the services of the executive officers. The Committee approved an option to purchase 120,000 shares of our common stock and a restricted stock unit award of 58,000 shares to the Company’s Chief Executive Officer, an option to purchase 50,000 shares of our common stock and a restricted stock unit award of 25,000 shares to the Company’s Chief Financial Officer, and an option to purchase 40,000 shares of our common stock and a restricted stock unit award of 20,000 shares to the Company’s Senior Vice President, Chief Marketing and Sales Officer. The option awards vest over a four-year period, with 25% of the total number of shares vesting on the one-year anniversary from the date of grant, and the remaining shares vesting monthly over an additional three years. The restricted stock unit awards vest over a four-year period, with 25% of the total number of shares vesting on the one-year anniversary from the date of grant, and the remaining shares vesting quarterly over an additional three years. These awards were granted under the terms of the Company’s 2015 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 12, 2016		SIGMA DESIGNS, INC.

	By:	/s/ Thinh Q. Tran
Thinh Q. Tran President and Chief Executive Officer (Principal Executive Officer)